Exhibit 10.20

PACIRA PHARMACEUTICALS, INC.

Stack Pharmaceuticals, Inc. Services Agreement

This Service Agreement (the “Agreement”) is entered into effect as of September 15, 2010 (the “Effective Date”) between PACIRA PHARMACEUTICALS, INC. (the “Company”), a Delaware corporation with its principal offices at 10450 Science Center Drive, San Diego, California 92121, and Stack Pharmaceuticals, Inc. (“Stack”), a Delaware corporation with its principal offices at 5 Sylvan Way, Parsippany, New Jersey 07054.

RECITALS

WHEREAS the Company desires use of the offices of Stack Pharmaceuticals for the support of commercialization and development of the Company’s health care assets upon the terms and conditions set forth below.

The parties further acknowledge and agree that retroactive to May 1, 2009, the Company has paid Stack Pharmaceuticals $10,500, on a monthly basis for services under this agreement and that such monthly payment represents the entire payment obligation of the Company and that the company obligations under the Agreement have been fully paid as of the effective date.

Services to be Provided by Stack Pharmaceuticals, Inc.

•	Furnished office workspace for nine Pacira employees on a 60%-100% allocation of time basis of a 40 hr workweek

•	Use of conference rooms for meetings

•	Use of the kitchen

•	Use of phone system

•	Use of printers

•	Fax and wireless and wired high speed internet connection

Service Costs

Company shall pay Stack Pharmaceuticals, Inc., $10,500 per month for the services provided. Each month shall be paid by the first day of the month in which services are to be provided.

Term

The term of this agreement shall be one year renewable upon consent of both parties.

Complete Agreement

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be modified or amended except in writing by both parties. This agreement supersedes any prior agreement.

Governing Law

This Agreement shall be governed by and construed in accordance with the laws of The State of New Jersey, without regard to its conflicts of law provisions.

Notices

Any notice to be given hereunder shall be in writing, mailed to PACIRA PHARMACEUTICALS:

PACIRA PHARMACEUTICALS, INC.

10450 Science Center Drive

San Diego, California 92121

Attn: James Scibetta

and to STACK

Stack Pharmaceuticals, Inc.

5 Sylvan Way

Parsippany, New Jersey 07054

Attn: Fred Ryan

Or to such other address as may have been furnished at the date of mailing or emailing either by PACIRA PHARMACEUTICALS or Stack in writing

IN WITNESS WHEREOF, the Company and Stack have duly executed and delivered this Agreement as of September 16, 2010.

PACIRA PHARMACEUTICALS, INC.

By:	/s/ James Scibetta
Name:	James Scibetta
Title:	CFO

STACK PHARMACEUTICALS, INC

By:	/s/ Fred M. Ryan
Names:	Fred M. Ryan